Exhibit 99.2

October 11, 2016

Dear Employees:

The third quarter is proving to have been another strong quarter for Banc of California. Your contributions are continuing to lead to performance that is exceeding our internal budget and external analyst expectations. In fact, your hard work and exceptional results will likely enable us to increase public guidance for 2016 earnings during our upcoming investor call.

Our results demonstrate that Californians have an enormous appetite for an authentic bank that reflects their values and meets their needs. I am proud that every one of you benefits as a shareholder from the value you are creating as employees. I write today to congratulate you on your terrific results and to update you on the future of our bank.

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As California’s newest mid-sized bank, we continue to follow the proven playbook of formidable California banks that preceded us – community leader, risk manager, and trusted partner. We are seeing an increasing number of opportunities that will allow us to further these goals and meaningfully strengthen our franchise.

In many ways, though, we are not cut from the same cloth as our predecessors. We understand that there is nowhere that convention needs redefining more than in banking. We have seen example after example where the last generation of bankers and their enablers – the old guard – have undermined public confidence in this once proud industry and its ability to serve as the backbone of the American dream.

We aspire to bring fresh thinking to banking to ensure our business reflects the ever-changing communities we serve. We represent a new generation of banking – one characterized by innovation, passion, and authenticity. We are playing the same traditional game, but with a fresh game plan. We aspire to be the show-time Lakers and the Golden State Warriors, the West Coast Offense and Moneyball, and, of course, Fernando-Mania. These world champion Californians, each authentic in its own way, challenged convention to transform their sport. Similarly, we strive to redefine how banking has “always” been done.

18500 Von Karman Avenue • Suite 1100 • Irvine, CA 92612 • 949.236.5250 • www.bancofcal.com

Each day, we must live our values. We can not let each other down, we can not let our clients down, and we can not let our community down. It is time for a new way forward.

At Banc of California, we all understand that doing well by the community is not only a regulatory requirement; it is a business requirement. That doing well by clients is not only about profitability; it is about managing and mitigating risk. We know that there is a better way to run a bank; it is about our clients, our employees, our communities, and our investors. Our performance is making clear that California agrees.

We are lucky to be able to live here in California and to serve Californians. California is the home of innovation and opportunity in America. We are the home of Hollywood and Silicon Valley, cable cars and taco trucks. We are innovators, entrepreneurs, and idealists. As California’s Bank, we reflect California’s spirit of innovation and its fresh way of doing business.

Enduring bank franchises can take years to build, but our results to date are demonstrating remarkable progress.

As part of our efforts to move banking ahead and bring about much needed change, Banc of California is setting the foundation for its next several years of growth and profitability through many of the strategic decisions we are making today. In the coming weeks, I hope to be in a position to share several new initiatives that, when taken together, would be designed to lower the risk and increase the value of our franchise. It is critical that each of you, our employee-shareholders, clearly understand how our decisions fit together as part of a unified strategy to further our mission. Our entire executive team is humbled and gratified by your confidence in our leadership and understand that the bank’s success is dependent on your passion and your talents.

It is each of our jobs to ensure we are fulfilling our mission and living our values each day. We must challenge each other to protect our reputations and our franchise. Thank you for everything you do to ensure that Banc of California continues to make us all proud.

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Business Update

Banc of California now stands as the only full-service, mid-sized bank in California that is focused exclusively on California. We seek to empower California through its diverse businesses, entrepreneurs, and communities.

We believe that size without focus can add operating complexity and risk, but size with focus can enhance our franchise and result in dominant market position. We are seeing the benefits of our focus manifest themselves daily and over time.

We are taking market share in California by understanding California and Californians.

Our understanding of California did not occur by happenstance. In 2013, I was humbled when Los Angeles’ 41st Mayor, Antonio Villaraigosa, joined Banc of California to help us to engage strategically with all of California’s communities and understand how to build California’s Bank the right way – appreciating that California’s strength comes from its diversity and its spirit of innovation.

Understanding our state’s diverse cultures led to our decision to acquire Popular Community Bank in 2014. Popular’s client population had been affirmatively dismissed by the banking establishment. We took a different approach and viewed the acquisition as the strategic empowerment of a vibrant entrepreneurial community. The Popular acquisition has been transformative to our franchise and very profitable to our shareholders.

Mayor Villaraigosa also joined with our directors – led by Eric Holoman and Chad Brownstein – to form a Community Development Committee of our Board to engage with community groups and to ensure that our bank followed through on its commitments to serve all of California’s entrepreneurs. Director Holoman helped the bank learn from his work as President of Magic Johnson Enterprises. We came to appreciate that, in California, doing good work for our communities can also be very good for our investors.

I could not be prouder of our accomplishments on behalf of California’s communities. Banc of California is recognized by our primary regulator, the Office of the Comptroller of the Currency, as Outstanding in community development and is now broadly recognized by leading community groups as the “gold standard” for corporate responsibility.

It is ironic that many of the same voices who represent the old guard of banking still are confused by the fact that the community-focused strategy we espouse is resulting in meaningful market share gains for Banc of California. Thank goodness out-of-state critics don’t drive our strategy or reflect the consensus views of our key stakeholders. They certainly don’t reflect our values or those of California.

In fact, activist investors often attempt to escape transparency and accountability for their own actions and track records. For instance, some activist investors who focus on bank investments still lack minorities or women in their own leadership. They comfortably and quietly sit on the Boards of Directors of banks that don’t share our commitment to diversity and community development. They propose directors to bank boards but rarely draw their nominees from diverse candidate pools that represent the communities the bank serves. They, too, are clearly part of banking’s old guard.

Rest assured, we will not allow their discomfort with diversity and innovation to impact our business. We are strengthened by the values we hold. Those who object to the growing diversity in our boardroom and among our employees sadden us, and those who criticize our approach to community investment disappoint us. But neither will stop our progress. We will continue to strive to make our children proud, our communities proud, and California proud. Our critics may continue to mail us letters, but each successive note only shows them to be increasingly isolated, old-fashioned, and out-of-touch.

It is a shame that these critics are creating a temporary distraction from the recognition you deserve for your great work and your remarkable achievements. In my opinion, investors in some of these hedge funds should themselves demand better before putting their own money at risk. I am often amazed that managers who lost almost half their investors’ money during the last market downturn can convince investors to believe their same unstable approach will see different results during the next market downturn.

Our board listens carefully to all stakeholder opinions – including your opinions as employee shareholders. While we can’t accept behavior that seems directed to harm our franchise or impede our capital and regulatory objectives, we always welcome constructive engagement with all our stakeholders.

For us, our greatest strength lies in our people. We are growing, becoming more profitable, and we are doing it the right way. Our valuation will continue to improve alongside our profitability. We are proud of what we have built, and we intend to defend it.

Interestingly, certain opportunities have made themselves available to us that I never imagined would have been attainable. This past quarter, we were able to partner with two major league sports franchises, the Los Angeles Rams and the Los Angeles Football Club as well as their community foundations. This is in addition to our existing partnerships with University of Southern California Athletics, San Diego State University Athletics, and the LA2024 Olympic Committee. We expect these new partnerships to be accretive to earnings immediately and throughout the duration of the relationships. In fact, we already have originated over $50 million in loans and nearly $100 million in core deposits as a result of these exciting partnerships. This is just the beginning.

Sports and community are connected in California – enabling us to expand our reach, form deep relationships with community leaders, and create highly profitable revenue streams to accelerate our growth. We credit much of our market leading growth to our relationships with California’s most respected teams and their owners.

In short, the opportunity to develop profitable relationships with the heart and soul of California’s business community and their charitable foundations is our core business. These sports partnerships will make compelling contributions to our deposit and loan growth and will generate meaningful fees in our merchant processing and payables businesses. We believe that the impact of these sports partnerships could ultimately dwarf even the Popular transaction in terms of enterprise value creation.

Our charitable and community focus is helping to drive our deposit strategy as well. At most, bankers often see community development as a cost center; we see it as inseparable from our business. As California’s largest independent bank with an outstanding community development rating, we are well-positioned to aggregate substantial core deposits from municipal, non-profit, and healthcare clients. In fact, California’s responsible banking laws require community development and corporate responsibility to be taken into account when certain municipalities, such as Los Angeles, select their banking partners. We believe our community focus and activities position us well to be a strong banking partner to these municipalities. We are California’s Bank and we will serve California well.

Many competitors are taking to panicked action to try to stem the in-roads we are making in the market place. Take heart each time you hear of un-economic deals our competitors are offering to retain clients and employees that could not be retained on market terms. Such deals only work in the short term and are evidence that our market share gains will continue over time. Even out-of-state and out-of-country corporate owners ultimately will understand that big retention agreements, pay raises, and loan discounts engineered by local managers are simply a short-term mask for receding market share. In the long term, markets tend to be efficient.

This is especially the case with respect to attracting high quality talent to our bank. It is becoming difficult to prioritize among the high number of resumes and inquiries we receive from seasoned bankers we hold in high regard. These inquiries reflect the growing desire among California bankers to work for a bank that will make them proud. They want a bank that will treat them fairly, that aspires to do outstanding community work, that cares about California, and that thinks of them as family. We hope to see this momentum continue.

How we handle both new hires and departures provides a great opportunity to demonstrate the benefits of our strong, forward-looking governance, and our core values. Growth naturally comes with an elevated risk of employee turnover. We believe that the failure to challenge the status quo in terms of leadership, systems, and capabilities can result in growing pains. Given the magnitude of our mission, our executive team must devote the passion, focus, and values that our company, our employees, and our clients deserve.

To date, we have demonstrated strong succession planning by being proactive and well prepared. I am proud that we have the proper leadership structure and staffing in place so that,

no matter the position, we are able to move forward seamlessly. As one example of this preparation, we have established formal Board-approved contingency plans for every key senior leadership position across the bank.

Our client development efforts focus on building strong long-term relationships, and we continue to see encouraging results. During the third quarter, our commercial banking segment grew quality deposits by over $700 million and the bank’s assets increased by approximately $1 billion. Meanwhile, our asset quality ratios improved from their already low levels as we saw a meaningful reduction in delinquencies and non-performing loans during the quarter.

We are not in a race for growth. We are more interested in building long-term relationships that will lay the foundation for next year’s growth and that of the year after. We respect the legacy relationships clients have built with our peers and their leadership, and yet, we understand that as time passes, things change. With each retirement, each acquisition, and each regulatory action, Banc of California has the opportunity to become the bank of choice for those high quality clients whose banks are changing on them. We remain confident in our future growth prospects because of the strength of the relationships we are building today.

As we continue to successfully acquire talent, clients, and market share, we continue to focus on making the investments necessary to ensure we have the risk, credit, finance, operational, technological, administrative, and business platform necessary to support our next leg of growth.

Our technology investments and enhancements this year include many of the successes of which I am most proud. We have achieved significant gains from the automation of data and financial reporting. We have improved the quality and controls around our analytics. We have made our decision-making more analytic and more granular. And we are seeing the benefits from these investments.

Technology is only as good as the talent we have to build it, analyze it, and act upon it. We are thrilled with the quality of our existing team and our pipeline of potential new professionals seeking to join us. During the third quarter we enhanced our teams within our risk, credit, finance, and elsewhere. This included experienced new senior leaders within credit review, model validation, credit, credit administration, accounting, capital markets, investments, and accounting policy.

We also continue to expand and enhance our board leadership. Our bank added Cynthia Abercrombie to its Board this year. She is a dynamic leader with deep banking and regulatory experience that includes risk and credit. Her contributions to the Board make us stronger.

Over time, we believe the bank’s financial performance will be more fully appreciated in the public markets. However, market dislocations can exist for periods of time and from time to time. As the Board considers the strength of our business and financial performance, it also considers ways to best reward our existing investors.

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Strategic Implications

As we consider the strategic opportunities that face Banc of California today, we must focus on the following strategic priorities.

•	We must remain unabashedly focused on California and its engines of economic growth.

•	We must invest in California and remain inseparable from the communities, municipalities, entrepreneurs, and businesses we serve.

•	We must attract the top banking talent in California and continue to build our capabilities across our organization to be as deep as the markets we serve.

•	We must ensure our activities and resources are focused on the core needs of our marketplace, reorganizing, or even divesting, strong businesses not core to our mission.

•	We must ensure our asset quality and balance sheet are strong and durable so we can serve our clients and communities through economic cycles and support our employees throughout their careers.

•	We must continually seek to reduce operational and financial risks including credit, market, liquidity, interest rate, and pricing risk.

The success of our long-term strategy is tethered to our success in achieving each of these interconnected organic objectives. Here is what this means, tactically.

1.	We will focus on our de novo branch strategy from San Diego to Santa Barbara through 2017. This will support our long-term desire for high-quality granular deposits and will build upon the investments we have made in brand and capabilities in Southern California. Meanwhile, we will seek opportunities to expand our footprint in the centers of economic activity in Northern California. Consistent with our prior approach, we will continue to focus on a hub and spoke retail strategy, and launch a regional center in the heart of San Francisco.

2.	We will focus on rationalizing our business and product offerings to ensure that we are prepared for the next market cycle and that our resources (financial and human) are prioritized against those activities that will create the greatest enterprise value for our franchise over time.

3.	We must use our strong capital markets and management capabilities to actively manage our portfolio to reduce investor risk and take advantage of temporal market opportunities. This means the pro-active reduction of classified and non-performing loans.

4.	We will seek to expand and extend our community partnerships and to differentiate ourselves through our sports marketing partnerships, strong community partnerships, and outstanding and innovative Community Reinvestment Act activities. These demonstrate to our clients and employees our long-term dedication to them and the communities we serve.

5.	We will continue to ensure the leadership of Banc of California reflects the strength, diversity, and spirit of innovation of the communities we serve. We will continue to prudently add talented senior executives and board members who reflect our great state.

Clearly, there remains much work to be done. While we have not completed an acquisition in nearly two years, we will not reach for an acquisition that does not meet our strict criteria for value creation. However, we do have many exciting organic opportunities before us that we believe will meaningfully benefit our franchise. I hope this letter provides some context for what we are seeing in the market, and what we are trying to achieve as we move forward.

Banc of California has never been stronger and I have never been prouder to be part of this great team that is responsible for our success.

Respectfully,

/s/ Steven Sugarman
Steven Sugarman
Chairman, President and Chief Executive Officer